SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement          |_|    Confidential, For Use of the
|X|    Definitive Proxy Statement                  Commission Only (as permitted
|_|    Definitive Additional Materials             by Rule 14a-6(e)(2)
|_|    Soliciting Material Pursuant to
       ss.240.14a-12

                              TARRANT APPAREL GROUP
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         |X|      No Fee Required
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                  and 0-11.

         (1) Title of each class of securities to which transaction applies:

================================================================================
         (2)      Aggregate number of securities to which transaction applies:

================================================================================
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

================================================================================
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================================================================================
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================================================================================
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                  the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

================================================================================
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================================================================================
         (3)      Filing party:

================================================================================
         (4)      Date filed:

================================================================================

                              TARRANT APPAREL GROUP

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------



TIME..........................      10:00 a.m. Pacific Daylight Time on Tuesday,
                                    May 27, 2008.

PLACE.........................      Tarrant Apparel Group
                                    3151 East Washington Boulevard
                                    Los Angeles, California 90023

ITEMS OF BUSINESS.............      (1)      To elect four  Class I members  and
                                             four  Class II members of the Board
                                             of Directors.

                                    (2)      To ratify the appointment of Singer
                                             Lewak  Greenbaum & Goldstein LLP as
                                             our independent  registered  public
                                             accounting firm for the year ending
                                             December 31, 2008.

                                    (3)      To transact such other  business as
                                             may   properly   come   before  the
                                             Meeting  and  any   adjournment  or
                                             postponement.

RECORD DATE...................      You can  vote if at the  close  of  business
                                    on April 7, 2008, you were a shareholder of Tarrant Apparel Group.

PROXY VOTING..................      All  shareholders  are cordially  invited to
                                    attend   the   Annual   Meeting  in  person.
                                    However,  to ensure your  representation  at
                                    the  Annual  Meeting,  you are urged to vote
                                    promptly  by  signing  and   returning   the
                                    enclosed Proxy card.




April 23, 2008                      /s/ Gerard Guez
                                    ----------------------------------
                                    GERARD GUEZ, CHAIRMAN OF THE BOARD

                                                           TARRANT APPAREL GROUP
                                                  3151 EAST WASHINGTON BOULEVARD
                                                   LOS ANGELES, CALIFORNIA 90023
                                                                  (323) 780-8250
PROXY STATEMENT
--------------------------------------------------------------------------------


These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tarrant Apparel Group, a California corporation ("Tarrant," the "Company", "we", or "us"), of Proxies to be voted at our 2008 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Shareholders on Tuesday, May 27, 2008, beginning at 10:00 a.m. Pacific Daylight Time. The meeting will be held at our corporate headquarters, 3151 East Washington Boulevard, Los Angeles, California, 90023.

It is anticipated that the 2007 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about April 30, 2008.

SHAREHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on April 7, 2008 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of April 7, 2008, there were 32,043,763 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE meeting. If you are a shareholder of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. Our Articles of Incorporation do not authorize cumulative voting. In the election of directors, the four candidates in each Class receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. The ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the year ending December 31, 2008 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to us prior to March 18, 2008, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to us, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:           ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


Item 1 is the election of four Class I and four Class II members of the Board of Directors. Our Articles of Incorporation provide that the Board of Directors is divided into two classes which are elected for staggered two-year terms. Generally, one of the two classes is elected each year to succeed the directors whose terms are expiring. However, since we did not hold an annual meeting of shareholders in 2007, we are providing for the election of both the Class I directors that were scheduled for election at the 2007 annual meeting and the Class II directors scheduled for election at this year's Annual Meeting. Our Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than six nor more than eleven. The Board of Directors has fixed the number of directors constituting the entire Board of Directors at no more than nine directors, and there is currently one vacancy.

The Class I directors whose terms were to expire at the 2007 annual meeting are Patrick Chow, Stephane Farouze, Milton Koffman and Mitchell Simbal. The Class II directors whose terms expire at the 2008 Annual Meeting are Gerard Guez, Todd Kay, Joseph Mizrachi and Simon Mani. The Board of Directors, upon recommendation of the independent directors, has nominated Patrick Chow, Stephane Farouze, Milton Koffman and Mitchell Simbal to serve as Class I Directors for terms expiring in 2009 and Gerard Guez, Todd Kay, Joseph Mizrachi and Simon Mani to serve as Class II directors for terms expiring in 2010. There is currently one vacancy among the Class II directors, and the Board of Directors has not yet identified a suitable candidate for this vacancy.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees directors:

          CLASS I DIRECTOR NOMINEES          CLASS II DIRECTOR NOMINEES
          -------------------------          --------------------------
                Patrick Chow                        Gerard Guez
              Stephane Farouze                        Todd Kay
               Milton Koffman                        Simon Mani
               Mitchell Simbal                    Joseph Mizrachi

If elected, the foregoing four Class I director nominees are expected to serve until the 2009 annual meeting of shareholders and the foregoing four Class II director nominees are expected to serve until the 2010 annual meeting of shareholders. The four nominees for election as Class I directors and the four nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2009
-------------------------------------------------

PATRICK CHOW                        Patrick Chow was  appointed as a director in
                                    November  2007, at the time he was named our
                                    Chief  Financial  Officer.  Prior  to  being
                                    named  Chief  Financial  Officer,  Mr.  Chow
                                    joined  Tarrant  Apparel Group in March 2007
                                    as our Senior Vice President,  Finance.  Mr.
                                    Chow  had  previously  served  as our  Chief
                                    Financial  Officer  and as a  director  from
                                    January  2002  through  August  2004.   From
                                    August 2004 until April 2005, Mr. Chow was a
                                    consultant  for  us  and  other   companies,
                                    providing financial and accounting services.
                                    He joined Blue Holdings, Inc. (Nasdaq: BLUE)
                                    as Chief  Financial  Officer in April  2005,
                                    and served in that capacity  until  December
                                    31,  2006.  Mr.  Chow has a Bachelor of Arts
                                    degree from the  University of Hong Kong and
                                    two   diplomas  in  Banking  and   Financial
                                    Studies from the Chartered Institute of Bankers United Kingdom.

                                    DIRECTOR SINCE:  2007      AGE:   54

STEPHANE FAROUZE                    Stephane  Farouze  has  served as a director
                                    since May 2003.  Mr.  Farouze is currently a
                                    Managing  Director  with  Deutsche  Bank AG.
                                    Previously,  from May 2003 to mid 2006,  Mr.
                                    Farouze  was  Managing  Director of Paradigm
                                    Global Advisors. From March 2000 to November
                                    2000, Mr. Farouze was employed as the Global
                                    Head of Sales and  Restructuring  of Societe
                                    General Asset Management. From March 1998 to
                                    February  2000,  Mr.  Farouze  was  Head  of
                                    Foreign Exchanges for the Italian Market for
                                    BNP.  Mr.  Farouze  received a  Bachelor  of
                                    Science in Applied  Arts and  Sciences and a
                                    Business  Administration   (Finance)  degree
                                    from San Diego State University in 1992.

                                    DIRECTOR SINCE:  2003      AGE:  39
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

MILTON KOFFMAN                      Milton  Koffman  has  served  as a  director
                                    since November 2001. Since 1997, Mr. Koffman
                                    has been the  Chairman  of the Board for New
                                    Valu,  Inc.,  a multi-  faceted  provider of
                                    investment  capital,  commercial  loans  and
                                    other   financial   services   for   various
                                    operating companies.  Additionally,  he is a
                                    founder  and   director  of  Global   Credit
                                    Services,  a leading  provider  of  business
                                    information and analysis for  manufacturing,
                                    financial,    lending    and   real   estate
                                    companies. Mr. Koffman has previously served
                                    on the  boards  of IEC  Electronics,  Jayark
                                    Corporation,   Sattlers  Department  Stores,
                                    Walter Reed Theaters,  Scoreboard,  Inc. and
                                    the  Gruen  Watch   Company.   Mr.   Koffman
                                    received a B.S. from Ohio State University in 1945.

                                    DIRECTOR SINCE:  2001      AGE:  84
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

MITCHELL SIMBAL                     Mitchell  Simbal  has  served as a  director
                                    since June 2001.  Since 1997, Mr. Simbal has
                                    been   Senior  Vice   President   of  Retail
                                    Operations for Harrah's Entertainment, which
                                    includes  Caesars  Palace,  Paris Las Vegas,
                                    Bally's  and   Flamingo   Hilton.   In  this
                                    position, Mr. Simbal is responsible for a $170 million retail division. Mr. Simbal has a B.S. in accounting from the University of Hartford.

                                    DIRECTOR SINCE:  2001      AGE:  54
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

CLASS II DIRECTOR NOMINEES: TERMS EXPIRING IN 2010
--------------------------------------------------

GERARD GUEZ                         Gerard Guez founded Tarrant Apparel Group in
                                    1988 and has served as our  Chairman  of the
                                    Board since inception and as Chief Executive
                                    Officer from inception  until 2001 and again
                                    from March 2003  through  August  2004.  Mr.
                                    Guez  was   re-appointed  as  Interim  Chief
                                    Executive Officer, effective March 31, 2006.
                                    Mr.  Guez  also  founded   Tarrant   Company
                                    Limited, our Hong Kong subsidiary, in 1985, and he has served as its Chairman since inception and Chief Executive Officer from 1985 through October 2001. Prior to founding
                                    Tarrant Company Limited, Mr. Guez served as the President of Sasson Jeans, L.A., Inc., which was a manufacturer and distributor of denim apparel under the "Sasson" license.

                                    DIRECTOR SINCE:  1998      AGE:  52

TODD KAY Todd Kay has served as our President from 1988 to September 1999 and from March 2000 to August 2003, and has served as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director since 1988 and as a director of Tarrant Company Limited since 1986. Prior to joining us, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.

                                    DIRECTOR SINCE:  1998      AGE:  51

SIMON MANI                          Simon Mani has  served as a  director  since
                                    December  2004.  Since  1994,  Mr.  Mani has
                                    served as General  Manager of Mani  Brothers
                                    Real    Estate     Investment    Group,    a
                                    privately-held  real estate  investment firm
                                    that owns, renovates, operates, manages, and
                                    leases   over  1  million   square  feet  of
                                    commercial  property.  Previously,  Mr. Mani
                                    served  as  President  of the Sara Lee Fresh
                                    division  of Sara Lee Bakery from 1992 until
                                    2001. In this  position Mr. Mani  supervised
                                    over 1,500  employees  and managed  over 500
                                    distributors.   Mr.  Mani  and  his  brother
                                    founded the International Baking Company, which the Manis sold to Sara Lee Bakery in 1992.

                                    DIRECTOR SINCE:  2004      AGE:  56
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

JOSEPH MIZRACHI                     Joseph  Mizrachi  has  served as a  director
                                    since June 2001.  Since 1982,  Mr.  Mizrachi
                                    has  been  engaged  in  capital  funding  to
                                    finance  buyouts  of small and  medium  size
                                    companies.  He has also been the Chairman of
                                    the Board of Midwest Properties  Management,
                                    Inc.  since  1980,  which is  engaged in the
                                    management  of  real  estate,   and  he  was
                                    formerly a member of the board of  directors
                                    of American Realty Investors Inc. (NYSE) and
                                    he was a  director  and  member  of the loan
                                    committee  of Heritage  Bank in  Washington,
                                    DC. Mr. Mizrachi  received an  undergraduate
                                    degree in Economics and Political Science in
                                    1968  and  a  Master's  degree  in  Business
                                    Administration  in Finance and  Marketing in
                                    1971,  both from the  Hebrew  University  in
                                    Jerusalem, Israel. He became a member of the
                                    American    Society   of   Chartered    Life
                                    Underwriter  (CLU) in 1973  and a  Chartered
                                    Financial Consultant (CFC) in 1982. In 1978,
                                    he  received   another  Master's  degree  in
                                    Business    Administration   and   Financial
                                    Counseling (MFS) from The American College in Bryn Mawr, Pennsylvania.

                                    DIRECTOR SINCE:  2001      AGE:  62
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

OTHER EXECUTIVE OFFICERS
------------------------

HENRY CHU                           Henry Chu has served as President of Tarrant
                                    Company  Limited,  our Hong Kong subsidiary,
                                    since   September  2001.  Mr.  Chu  is  also
                                    currently  a  director  of  Tarrant  Company
                                    Limited a position  he has held since  2002.
                                    Prior to joining  Tarrant  Company  Limited,
                                    Mr. Chu was the founder and owner of a garment manufacturing company. Mr. Chu has over 30 years of experience in the garment industry.

                                    AGE:  70

CHARLES GHAILIAN                    Charles  Ghailian  joined  us in March  1999
                                    upon  acquisition  of certain assets of CMG,
                                    Inc.,  where he  served  as Chief  Executive
                                    Officer  since  1988.  CMG,  Inc.  designed,
                                    produced and sold  private  label and CHAZZZ
                                    branded  woven and knit  apparel  for women,
                                    children and men. He was named  President of
                                    Chazzz,  a Division  of Tag Mex,  Inc.,  our
                                    wholly-owned subsidiary.  In April 2002, Mr.
                                    Ghailian was appointed President of Tag Mex,
                                    Inc. In addition to managing the  day-to-day
                                    operations of Tag Mex,  Inc.,  Mr.  Ghailian
                                    oversees     developments    with    certain
                                    customers, including Sears, J.C. Penney and Mervyn's.

                                    AGE:  55



FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS, COMMITTEES AND INDEPENDENCE. The Board of Directors held eight meetings during fiscal 2007 and took action by written consent without a meeting four times during same fiscal year. The Board of Directors has the following standing committees: Audit Committee and Compensation Committee. While directors generally attend annual shareholder meetings, we have not established a specific policy with respect to members of the Board of Directors attending annual meetings.

As required under The NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs Farouze, Koffman, Mizrachi, Mani and Simbal. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal, all of whom are considered "independent" under Rule 4350(d)(2)(A)of the NASDAQ listing standards. The Board of Directors has determined that Mitchell Simbal is an audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K. The primary purposes of the Audit Committee are (1) to review the scope of the audit and all non-audit services to be performed by our independent auditors and the fees incurred by us in connection therewith, (2) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (3) to review with our independent accountants our internal accounting principles, policies and practices and financial reporting, (4) to engage our independent auditors and (5) to review our quarterly and annual financial statements prior to public issuance. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors. A copy of the written Charter of the Audit Committee was included as an appendix to our proxy statement for the 2007 annual meeting of shareholders. The Audit Committee held five meetings during fiscal 2007.

COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for our stock option and executive incentive compensation plans. The Compensation Committee does not have a written charter. The Compensation Committee held five meetings during fiscal 2007 and took action by written consent without a meeting one time during same fiscal year.

Please see "Compensation Discussion and Analysis" section below for further information regarding our Compensation Committee and our compensation policy.

DIRECTOR NOMINATIONS. We do not currently have a standing nominating committee. The Board of Directors has adopted resolutions requiring that all director nominations be approved or recommended for approval by a majority of the independent directors (as defined by NASDAQ), voting in executive session (the "Independent Board Members").

The Independent Board Members review those directors who are candidates for re-election to our Board of Directors, and make the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next two-year term. The nominating committee's methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources--members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Independent Board Members also nominate outside candidates for inclusion on the Board of Directors.

A Tarrant shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (1) the qualifications of the proposed nominee to serve on the Board of Directors, (2) the principal occupations and employment of the proposed nominee during the past five years,
(3) directorships currently held by the proposed nominee and (4) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Among other matters, the Independent Board Members:

         o Review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of Tarrant and the Board;

         o Conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to Tarrant, its management and operations, and confirm the appropriate level of interest of such candidates;

         o Recommend to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

         o        Conduct   appropriate   inquiries   into  the  background  and
                  qualifications of potential nominees; and

         o Review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing, the Independent Board Members recommended the nomination of Patrick Chow, Stephane Farouze, Milton Koffman and Mitchell Simbal for re-election as Class I directors and Gerard Guez, Todd Kay, Simon Mani and Joseph Mizrachi for re-election as Class II directors to the Board of Directors, subject to shareholder approval.

All directors except Todd Kay and Stephane Farouze attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of our Board of Directors currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. None of these individuals was an officer or employee of Tarrant at any time during fiscal 2007. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

SHAREHOLDER COMMUNICATIONS. Holders of our securities can send communications to the Board of Directors via mail or telephone to the Secretary at our principal executive offices.

ITEM 2:           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


Item 2 is the ratification of Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as our independent registered public accounting firm for the year ending December 31, 2008. SLGG audited our consolidated financial statements for the fiscal years ended December 31, 2007, 2006 and 2005. The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the shares of common stock present or represented and entitled to vote at the Annual Meeting, the firm of SLGG as our independent registered public accounting firm for the current fiscal year ending December 31, 2008. We anticipate that a representative of SLGG will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of SLGG will be afforded an opportunity to make a statement if he or she so desires.

While there is no legal requirement that this proposal be submitted to shareholders, it will be submitted at the Annual Meeting nonetheless, as the Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek shareholder approval. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

FEES PAID TO SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

       The following table sets forth fees for services billed to us by Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2007 and 2006:

                                                  2007           2006
                                                --------       --------
         Audit fees (1) .................       $379,000       $391,000
         Audit-related fees (2) .........           --             --
         Tax fees (3) ...................           --             --
         All other fees (4) .............           --           99,000
                                                --------       --------
              Total .....................       $379,000       $490,000
                                                ========       ========

         ------------------------------
         (1) Audit fees include the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
         (2) Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees.
         (3) Tax fees consist of services for tax compliance, tax advice and tax planning.
         (4) All other fees in 2006 were for due diligence and related services in connection with financing and acquisition activities.

All of the services described above were approved by our Audit Committee.

The ratification of SLGG as our independent registered public accounting firm for the fiscal year ending December 31, 2008 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the ratification of the appointment of the independent public accountants unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

REPORT OF AUDIT COMMITTEE
-------------------------

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules), has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

The  Audit  Committee  is  responsible  for  overseeing  our  overall  financial
reporting  process.  In  fulfilling  its   responsibilities  for  the  financial
statements for fiscal year 2007, the Audit Committee:

   - Reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm;

   - Discussed with SLGG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

   - Received written disclosures and the letter from SLGG regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                                   AUDIT COMMITTEE
                                                   Mitchell Simbal, Chairman
                                                   Stephane Farouze
                                                   Milton Koffman
                                                   Joseph Mizrachi
                                                   Simon Mani

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------

COMPENSATION DISCUSSION AND ANALYSIS

Tarrant Apparel Group's compensation program for senior executives is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee is committed to ensure that its compensation plan is consistent with our company goals and objectives and the long term interests of its shareholders.

Our named executive officers for 2007 were as follows:

         o        Gerard Guez, Chairman of the Board and Interim Chief Executive
                  Officer;

         o        Todd Kay, Vice Chairman of the Board;

         o        Patrick Chow, Chief Financial Officer (appointed  November 28,
                  2007);

         o David Burke, former Chief Financial Officer (served as CFO from March 28, 2007 through November 28, 2007);

         o Corazon Reyes, former Chief Financial Officer (resigned as CFO as of March 28, 2007);

         o        Charles Ghailian,  President of our subsidiary, Tag Mex, Inc.;
                  and

         o        Henry  Chu,  President  of  our  subsidiary,  Tarrant  Company
                  Limited.

OVERVIEW OF COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation programs are designed to deliver a compensation package which is competitive in attracting and retaining key executive talent in the garment industry. Different programs are geared to short and longer term performance with the goal of increasing shareholder value over the long term. To achieve these objectives, the Compensation Committee has established an incentive program for our executive officers based on meeting specific revenue and margin criteria in which long term continued improvement in pre-tax profit is the goal. More specifically, the Compensation Committee believes that our executive compensation should encompass the following:

         o help attract and retain the most qualified individuals by being competitive with compensation packages paid to persons having similar responsibilities and duties in comparable businesses;

         o        motivate and reward  individuals who help us achieve our short
                  term  and  long  term   objectives   and  thereby   contribute
                  significantly to the success of our company;

         o relate to the value created for shareholders by being directly tied to our financial performance and condition and the particular executive officer's contribution; and

         o        reflect   the   qualifications,    skills,   experience,   and
                  responsibilities of the particular executive officer.

The Compensation Committee has approved a compensation structure for the named executive officers, determined on an individual basis, which incorporates four key components: base salary, annual discretionary incentive payments, stock options and other benefits.

In connection with its compensation determinations, the Compensation Committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

EXECUTIVE COMPENSATION COMPONENTS

For the year ended December 31, 2007, the principal components of compensation for the named executive officers were:

         o        annual base salary;

         o        annual discretionary incentive compensation;

         o        stock options; and

         o        retirement and other benefits.

ANNUAL BASE SALARY

In general, base salary for each employee, including the named executive officers, is established based on the individual's job responsibilities, performance and experience; our size relative to competitors; the competitive environment; and a general view as to available resources.

For our Chief Executive Officer, the Compensation Committee's practice is to review the base salary to ensure competitiveness in the market place. Currently, our Chairman of the Board, Gerard Guez, is also serving as our Interim CEO. No adjustments were made to Mr. Guez's compensation in 2006 to reflect the interim added responsibility. However, in 2007, the Compensation Committee approved an increase to Mr. Guez's annual salary to $750,000, effective January 1, 2007, in part to compensate for the added responsibilities of acting as Chief Executive Officer. The Compensation Committee considers the base salaries of the named executives to ensure they take into account their performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

ANNUAL DISCRETIONARY INCENTIVE COMPENSATION

Named executive officers are eligible to receive discretionary annual cash incentive bonuses. We believe that annual incentive compensation should be determined with specific reference to our overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the Compensation Committee considers both quantitative and qualitative factors. At this time, the incentive program has not yet been linked with a set of clear objectives.

Charles Ghailian received a discretionary cash bonus in 2007 of $83,000, which was awarded to Mr. Ghailian based on his individual performance during the year.

STOCK OPTIONS AND STOCK AWARDS

We provide a long term incentive opportunity for each of the named executive officers through awards of stock options. Our stock option program is a long term plan designed to create a link between executive compensation and our financial performance, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation.

In the case of recommended stock option awards, the Compensation Committee reviews the recommendation of senior management and tests fairness before approving the stock awards. All stock options have been granted at an exercise price equal to the closing market price of our common stock on the date of grant. Stock options generally vest in four equal annual installments over a period of four years; however, options will immediately vest in full upon a change on control of the Company. Stock options expire ten years from date of grant.

In 2007, no named executive officers received stock option awards other than Patrick Chow, David Burke and Charles Ghailian. Stock option awards are granted based on individual merit and contribution to the Company. In addition, in November 2007, Mr. Ghailian was granted an award to purchase 2,000,000 shares of our common stock at $1.13, which offer had to be accepted by the employee on or before December 15, 2007. The award was immediately vested and was granted under the 2006 Plan. On December 14, 2007, Mr. Ghailian exercised his right to purchase 1,500,000 of the shares subject to the award. Mr. Ghailian's option grants and stock purchase award were granted in recognition for his prior contributions to Tarrant and to provide additional incentive to maintain his services in the future, and due in part in the fact that Mr. Ghailian has assumed greater responsibility with respect to managing portions of our private label business.

RETIREMENT BENEFITS

We maintain a 401(k) plan for our employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by executives under the plans. We make a "matching" contribution equal to 100% of the employee's contribution up to 5% of the employee's annual compensation.

OTHER BENEFITS

         o MEDICAL BENEFITS. Our employees have a choice of three coverage options under our company-sponsored group health insurance plan. Each option covers the same services and supplies but differs in the quality of provider network. During 2007, we fully funded the HMO portion of the employee coverage.

         o DENTAL BENEFITS. We maintain a group dental plan that covers preventive, basic and major services for employees and eligible dependents. During 2007, we fully funded the HMO portion of our California employee coverage and the PPO coverage for our New York employee coverage.

         o LIFE INSURANCE. We maintain a group life insurance plan that provides for basic life and accidental death and dismemberment coverage ranging from $10,000 to $50,000 depending on the employee classification. We pay the premiums under this plan.

         o VACATION. All employees are eligible for vacation based on years of service.

         o OTHER PERQUISITES. Vehicle and car allowances have been provided for certain named executives. We do not generally provide other perquisites for other employees.

         o PRIVATE PLANE. From time to time our executives use a private plan owned by 477 Aviation LLC, a company owned by Gerard Guez for business purposes. We reimburse Mr. Guez for the fuel and related expenses incurred by 477 Aviation LLC for our executives' business use of the aircraft. For 2007, the amount of expenses reimbursed was approximately $257,000.

DEDUCTIBILITY OF COMPENSATION EXPENSES

Pursuant to Section 162(m) under the Internal Revenue Code, certain compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. The Compensation Committee has and will continue to carefully consider the impact of
Section 162(m) when establishing incentive compensation plans and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

ACCOUNTING AND TAX CONSIDERATIONS

We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

The Compensation Committee of our Board of Directors currently consists of Stephane Farouze, Milton Koffman, Joseph Mizrachi, Simon Mani and Mitchell Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tarrant Apparel Group's Proxy Statement on Schedule 14A.



                                                  COMPENSATION COMMITTEE
                                                  Stephane Farouze, Chairman
                                                  Milton Koffman
                                                  Joseph Mizrachi
                                                  Simon Mani
                                                  Mitchell Simbal

SUMMARY COMPENSATION TABLE

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2007, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2007 whose compensation exceeded $100,000 (referred to as "named executive officers"), information concerning all compensation paid for services to us in all capacities for 2006 and 2007.

--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
                                                                         OPTION        ALL OTHER
NAME AND                                       SALARY        BONUS       AWARDS      COMPENSATION          TOTAL
PRINCIPAL POSITION                  YEAR         ($)          ($)        ($)(5)         ($)(6)              ($)
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Gerard Guez (1)                     2007       750,000        --           --             --              750,000
   Interim Chief Executive          2006        52,000        --           --             --               52,000
   Officer and Chairman
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Patrick Chow (2)                    2007       173,462        --         19,690         14,731            207,883
   Chief Financial Officer
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
David Burke (3)                     2007       161,000        --         18,551         98,769            278,320
   Former Chief Financial
   Officer
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Corazon Reyes (4)                   2007       123,231        --           --           51,291            174,522
   Former Chief Financial           2006       220,000        --           --           23,425            243,425
   Officer
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Todd Kay                            2007       750,000        --           --           50,000            800,000
   Vice Chairman of the Board       2006       750,000      150,000        --           71,154            971,154
   of Directors
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Charles Ghailian                    2007       540,858       83,000     524,331           --            1,148,189
   President of Tag Mex, Inc.       2006       383,968      170,000      77,207           --              631,175
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Henry Chu                           2007       335,484        --         40,841          1,548            377,873
   President of Tarrant Company     2006       335,484        --         21,819         33,255            390,558
   Limited
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------

(1)      Mr. Guez was appointed as Interim Chief Executive  Officer on March 31,
         2006.

(2)      Mr. Chow was appointed as Chief Financial Officer on November 28, 2007.

(3) Mr. Burke served as Chief Financial Officer from March 28, 2007 through November 28, 2007.

(4) Ms. Reyes resigned from the position of Chief Financial Officer and as a member of our board of directors effective March 28, 2007.

(5) The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 and 2006 with respect to stock options granted in 2007 and 2006 as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2007, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(6)      All other compensation for 2006 consists of the following:

                                 Mr. Guez       Ms. Reyes      Mr. Kay      Mr. Ghailian      Mr.Chu
                               ------------   ------------   ------------   ------------   ------------
Automobile allowance/lease .           --            4,810         71,154           --             --
Cash-out of unused vacation            --            7,615           --             --           31,707
401(k) matching contribution           --           11,000           --             --            1,548


         All other compensation for 2007 consists of the following:

                                Mr. Guez       Mr. Chow       Mr. Burke      Ms. Reyes       Mr. Kay     Mr. Ghailian      Mr. Chu
                              ------------   ------------   ------------   ------------   ------------   ------------   ------------
Automobile allowance/lease .          --             --             --            4,810         50,000           --             --
Cash-out of unused vacation           --            5,769          6,269         42,590           --             --             --
401(k) matching contribution          --            8,962           --            3,891           --             --            1,548
Severance ..................          --             --           92,500           --             --             --             --

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

The following table provides information about equity-awards granted to each named executive officer in 2007 under the Tarrant Apparel Group 2006 Stock Incentive Plan, which is the only plan pursuant to which awards were granted in 2007.

------------------------------- --------------- ----------------------- ------------------- ------------------
                                                   ALL OTHER OPTION                          GRANT DATE FAIR
                                                  AWARDS: NUMBER OF      EXERCISE OR BASE    VALUE OF OPTION
                                    GRANT       SECURITIES UNDERLYING    PRICE OF OPTION         AWARDS
NAME                                 DATE            OPTIONS (#)        AWARDS ($/SH) (1)        ($)(2)
------------------------------- --------------- ----------------------- ------------------- ------------------
Patrick Chow..............        3/16/2007              75,000                1.63               80,623
------------------------------- --------------- ----------------------- ------------------- ------------------
David Burke...............        3/16/2007              30,000                1.63               31,727
------------------------------- --------------- ----------------------- ------------------- ------------------
Charles Ghailian..........        2/20/2007             500,000                1.99              665,625
                                  11/1/2007           2,000,000                1.13              160,130
------------------------------- --------------- ----------------------- ------------------- ------------------

(1) The exercise price of options granted in 2007 is equal to the closing price of our common stock on the grant date, as reported on the NASDAQ Global Market.

(2) The grant date fair value is generally the amount we would expense in its financial statements over the award's service period, but does not include a reduction for forfeitures.


       As described above the Compensation Discussion and Analysis, in November 2007, Mr. Ghailian was granted an award to purchase 2,000,000 shares of our common stock at $1.13, which offer had to be accepted by the employee on or before December 15, 2007. The award was immediately vested and was granted under the 2006 Plan. On December 14, 2007, Mr. Ghailian exercised his right to purchase 1,500,000 of the shares subject to the award. The award was accounted for as an option and is included in the tables above as an option award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2007.

--------------------------- ------------------ -------------------------------- -------------- ---------------
                                                    NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED OPTIONS
                                               --------------------------------    OPTION          OPTION
                                                    (#)              (#)          EXERCISE       EXPIRATION
NAME                           GRANT DATE       EXERCISABLE     UNEXERCISABLE     PRICE ($)         DATE
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Gerard Guez................    10/13/1998          666,668            --            13.50        10/13/2008
                                5/15/2002        1,000,000            --             5.50         5/15/2012
                                5/28/2003        1,000,000            --             3.65         5/28/2013
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Patrick Chow...............     3/16/2007            --            75,000 (1)        1.63         3/16/2017
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Corazon Reyes..............     1/03/2000            2,000            --             9.938        1/03/2010
                               12/17/2001           30,000            --             5.09         2/17/2011
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Todd Kay...................    10/13/1998          333,332            --            13.50        10/13/2008
                                5/15/2002        1,000,000            --             5.50         5/15/2012
                                5/28/2003        1,000,000            --             3.65         5/28/2013
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Charles Ghailian...........     4/08/1999           36,000            --            39.9688       4/08/2009
                               12/15/1999           36,000            --             9.969       12/15/2009
                               12/17/2001          100,000            --             5.09        12/17/2011
                               12/30/2003           25,000            --             3.60        12/30/2013
                                6/19/2006          125,000        375,000 (2)        1.84         6/19/2016
                                2/20/2007            --           500,000 (3)        1.99         2/20/2017
--------------------------- ------------------ --------------- ---------------- -------------- ---------------
Henry Chu..................    10/31/2003          100,000            --             3.94        10/31/2013
                                6/19/2006           35,326        105,978 (4)        1.84         6/19/2016
--------------------------- ------------------ --------------- ---------------- -------------- ---------------

(1) Vests with respect to 25,000 shares on each of March 16, 2008, March 16, 2009 and March 16, 2010.

(2) Vests with respect to 125,000 shares on each of January 1, 2008, January 1, 2009 and January 1, 2010.

(3) Vests with respect to 125,000 shares on each of January 1, 2008, January 1, 2009, January 1, 2010 and January 1, 2011.

(4) Vests with respect to 35,326 on each of June 19, 2008, June 19, 2009 and June 19, 2010.


OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

There following table provides information with respect to stock option exercises by our named executive officers during 2007. No stock awards vested for any named executive officer during 2007.

                         -------------------------------------------------------
                                              OPTION AWARDS
                         -------------------------------------------------------
                           NUMBER OF SHARES ACQUIRED ON    VALUE REALIZED ON
NAME                              EXERCISE (#)                EXERCISE ($)
------------------------ ------------------------------ ------------------------
Charles Ghailian........           1,500,000                    120,000
------------------------ ------------------------------ ------------------------

         As described above, in November 2007, Mr. Ghailian was granted an award to purchase 2,000,000 shares of our common stock at $1.13, which offer had to be accepted by the employee on or before December 15, 2007. The award was immediately vested and was granted under the 2006 Plan. On December 14, 2007, Mr. Ghailian exercised his right to purchase 1,500,000 of the shares subject to the award.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT  AND  CHANGE  OF  CONTROL
ARRANGEMENTS

EMPLOYMENT AGREEMENTS

Except for our agreement with Henry Chu described below, we do no have written employment agreements with any of our other named executive officers.

We entered into an employment agreement as of September 16, 2005 with Henry Chu, President of our Hong Kong subsidiary Tarrant Company Limited. This employment agreement is for a term of three years. Mr. Chu's employment agreement provides for a monthly salary of HKD200,000 (or approximately US$25,787 per month). The agreement provides that either party may terminate the agreement upon two months advance written notice to the other party. As a result, if we were to immediately terminate Mr. Chu's employment, we would be required to continue to pay him two months' salary, or approximately (US) $51,574.

POTENTIAL TERMINATION AND CHANGE IN CONTROL BENEFITS

We do not have a formal plan for severance or separation pay for our employees, but from time to time we include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control. Currently, except for Henry Chu's employment agreement, none of our named executive officers are entitled to receive severance payments upon a termination of employment.

Our stock option plans provide that upon a change in control of the Company, all outstanding stock options will immediately become vested and exercisable. As of December 31, 2007, there were no unvested stock options held by the named executive officers that had an exercise price lower than the closing price of our common stock on December 31, 2007 of $1.16 per share, as reported by NASDAQ. As a result, there would have been no value of the accelerated vesting had a change in control occurred on December 31, 2007. Currently, there are no other benefits payable to our named executive officers upon a change in control.

DIRECTOR COMPENSATION

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our non-employee directors in 2007.

------------------------- ------------------- ----------------- ----------------
NAME                        FEES EARNED OR      OPTION AWARDS        TOTAL
                           PAID IN CASH ($)         ($)(6)            ($)
------------------------- ------------------- ----------------- ----------------
Stephane Farouze (1).....         50,000            1,156            51,156
------------------------- ------------------- ----------------- ----------------
Milton Koffman (2).......         48,000            1,156            49,156
------------------------- ------------------- ----------------- ----------------
Simon Mani (3)...........         48,000            1,156            49,156
------------------------- ------------------- ----------------- ----------------
Joseph Mizrachi (4)......         48,000            1,156            49,156
------------------------- ------------------- ----------------- ----------------
Mitchell Simbal (5)......         50,000            1,156            51,156
------------------------- ------------------- ----------------- ----------------
   Total:                       $244,000            5,780           249,780
------------------------- ------------------- ----------------- ----------------

   (1) As of December 31, 2007, Mr. Farouze held options to purchase a total of 24,000 shares.

   (2) As of December 31, 2007, Mr. Koffman held options to purchase a total of 28,000 shares.

   (3) As of December 31, 2007, Mr. Mani held options to purchase a total of 24,000 shares.

   (4) As of December 31, 2007, Mr. Mizrachi held options to purchase a total of 32,000 shares.

   (5) As of December 31, 2007, Mr. Simbal held options to purchase a total of 28,000 shares.

   (6) The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to stock options granted in 2007 as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2007, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.


We pay to each non-employee director a monthly cash retainer of $4,000 for service as a director. We also reimburse non-employee directors for all expenses incurred in their capacity as a member of the Board. In addition, the Chairman of each Board committee receives $2,000 per year for such service.

Our current practice is to grant each non-employee director an initial option to purchase 20,000 shares of our common stock upon joining the Board of Directors, and, thereafter, to grant each non-employee an option to purchase 4,000 shares of common stock on the date of each annual meeting at which such person is re-elected to serve as a director. These options have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable so long as the recipient continues to serve as a director in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant.


TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
------------------------------------------------------------------------

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

We have adopted, by resolution of our Board of Directors, a policy that any transactions between us and any of our affiliates or related parties, including our executive officers, directors, shareholders who own 5% or more of our common stock, the family members of those individuals and any of their affiliates, must
(1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

In early 2008, we learned that two entities from which we have purchased finished goods, Star Source, LLC and AJG Inc. dba Astrologie, are beneficially owned by an adult son of Charles Ghailian, one of our named executive officers. The policies described above for review and approval of related party transactions were not followed with respect to the transactions with these entities because the relationship with Mr. Ghailian was not previously known to us.

REPORTABLE RELATED PERSON TRANSACTIONS

Other than the employment arrangements described elsewhere in this Proxy Statement and the transactions described below, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $120,000; and

         o in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We lease our executive offices and warehouse in Los Angeles, California from GET and office space and warehouse in Hong Kong from Lynx International Limited. GET and Lynx International Limited are each owned by Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman. We believe, at the time the leases were entered into, the rents on these properties were comparable to then prevailing market rents. Our lease for the Los Angeles offices and warehouse has a term of five years expiring in 2011, with an option to renew for an additional five year term. Our lease for the office space and warehouse in Hong Kong has expired and we are currently renting on a month to month basis. We paid $1.1 million for the year ended December 31, 2007 in rent for office and warehouse facilities at these locations. On May 1, 2006, we sublet a portion of our executive office in Los Angeles, California and our sales office in New York to Seven Licensing Company, LLC ("Seven Licensing") for a monthly payment of $25,000 on a month to month basis. Seven Licensing is beneficially owned by Gerard Guez. We received $300,000 in rental income from this sublease for the year ended December 31, 2007.

From time to time in the past, we had advanced funds to Mr. Guez. These were net advances to Mr. Guez or payments paid on his behalf before the enactment of the Sarbanes-Oxley Act in 2002. The promissory note documenting these advances contains a provision that the entire amount together with accrued interest is immediately due and payable upon our written demand. The greatest outstanding balance of such advances to Mr. Guez during 2007 was approximately $2,151,000. At December 31, 2007, the entire balance due from Mr. Guez totaling $1,900,000 was reflected as a reduction of shareholders' equity. All amounts due from Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $158,000 for the year ended December 31, 2007. Mr. Guez paid expenses on our behalf of approximately $365,000 for the year ended December 31, 2007, which amounts were applied to reduce accrued interest and principal on Mr. Guez's loan. These amounts included fuel and related expenses incurred by 477 Aviation, LLC, a company owned by Mr. Guez, when our executives used this company's aircraft for business purposes. Since the enactment of the Sarbanes-Oxley Act in 2002, no further personal loans (or amendments to existing loans) have been or will be made to our officers or directors.

We purchased $499,000 of finished goods, fabric and service from Azteca Production International, Inc. ("Azteca") and its affiliates for the year ended December 31, 2007. Azteca is owned by the brothers of Gerard Guez. Based on the repayment history of Azteca and litigation which Azteca is currently subject to, we estimated that our receivable of $3.4 million will take approximately three years for collection in full. We therefore made a $1.0 million reserve and then fair-valued the balance of this asset using our weighted average cost of capital as the discount rate and a term of three years as the discount period. Net amounts due from Azteca as of December 31, 2007 $1.5 million.

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to be its buying agent to source and purchase apparel merchandise. Seven Licensing is beneficially owned by Gerard Guez. Total sales to Seven Licensing for the year ended December 31, 2007 were $19.4 million. Net amounts due from Seven Licensing as of December 31, 2007 were $6.8 million.

We purchased $10.4 million and $8.7 million of finished goods from Star Source, LLC and AJG Inc. dba Astrologie for the years ended December 31, 2007 and 2006, respectively. Star Source, LLC and AJG Inc. dba Astrologie are beneficially owned by an adult son of Charles Ghailian, one of our named executive officers. As of December 31, 2007, we had outstanding advances of $327,000 to Star Source, LLC for fabric purchase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth as of April 15, 2008, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our current named executive officers and directors as a group, and (iv) each other shareholder who, to our knowledge, beneficially owns 5% or more of our common stock. Except as listed below, there are no other persons known to us to the beneficial owner of more than five percent of the outstanding shares of our common stock. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 3151 East Washington Blvd., Los Angeles, CA 90023, unless otherwise set forth below such person's name.


                                               NUMBER OF SHARES OF
                                                  COMMON STOCK           PERCENT
NAME AND ADDRESS                              BENEFICIALLY OWNED (1)       (1)

DIRECTORS AND EXECUTIVE OFFICERS:
--------------------------------
Gerard Guez...................................        12,783,084 (2)       36.8%
Todd Kay......................................         4,895,999 (3)       14.2%
Charles Ghailian..............................         2,072,000 (4)        6.3%
Henry Chu ....................................           135,236 (5)        *
Patrick Chow..................................            25,000 (6)        *
Stephane Farouze..............................           101,000 (7)        *
Milton Koffman................................            35,000 (8)        *
Joseph Mizrachi...............................            29,000 (9)        *
Mitchell Simbal...............................            25,000 (10)       *
Simon Mani....................................            36,000 (11)       *
DIRECTORS AND OFFICERS AS A GROUP (10 PERSONS)        20,137,409 (12)      53.1%

OTHER 5% BENEFICIAL OWNERS:
--------------------------
Guggenheim Capital, LLC.......................         3,500,000 (13)      10.9%
   227 West Monroe Street, Chicago, IL 60606

----------
 *     Less than one percent.
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 15, 2008. Percentage ownership is based upon 32,043,763 shares of common stock issued and outstanding as of April 15, 2008.
(2) Includes 2,666,668 shares of common stock issuable upon exercise of stock options which are or will become exercisable on or prior to June 14, 2008. Mr. Guez has pledged an aggregate of 3,691,565 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez.
(3) Includes 2,333,332 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(4) Includes 572,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(5) Includes 135,326 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(6) Includes of 25,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(7) Includes 21,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.

(8) Includes 25,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(9) Includes 29,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(10) Includes 25,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(11) Includes 21,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(12) Includes 5,853,326 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to June 14, 2008.
(13) Information taken from Schedule 13D filed with the SEC on June 27, 2006. Consists of shares of common stock issuable upon exercise of currently exercisable warrants. Guggenheim Capital, LLC exercises power over 1,892,857 shares through Guggenheim Investment Management, LLC and power over 1,607,143 shares through Midland Advisors Company, both of which are subsidiaries of Guggenheim Capital, LLC. Of these shares, Orpheus Holdings, LLC is the owner of warrants to purchase 1,892,587 shares. Guggenheim Investment Management, LLC is the manager of Orpheus Holdings, LLC and may be deemed to beneficially own such shares. Each of these persons disclaims membership in a group, as defined in Section 13(d)(3) of the Securities Exchange Act.


The information as to shares beneficially owned has been individually  furnished
by  the  respective   directors,   named  executive  officers,   and  our  other
shareholders, or taken from documents filed with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2007, all of our executive officers, directors and greater-than-ten percent shareholders complied with all
Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS
---------------------

Any shareholder who intends to present a proposal at the 2009 Annual Meeting of Shareholders for inclusion in our Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to us at our principal executive offices by January 2, 2009. In addition, in the event a shareholder proposal is not received by us by March 18, 2009, the Proxy to be solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2009 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2009 Annual Meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2009 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2009 Annual Meeting. Upon our determination that the date of the 2009 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2008 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES
-----------------------

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K
--------------------------

OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2007, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TARRANT APPAREL GROUP, 3151 EAST WASHINGTON BOULEVARD, LOS ANGELES, CALIFORNIA 90023.

                                       ON BEHALF OF THE BOARD OF DIRECTORS

                                       /s/ Gerard Guez
                                       -----------------------------------
                                       GERARD GUEZ, CHAIRMAN OF THE BOARD



3151 East Washington Boulevard
Los Angeles, California 90023
April 23, 2008

                              TARRANT APPAREL GROUP
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of TARRANT APPAREL GROUP, a California corporation (the "Company"), hereby nominates, constitutes and appoints Gerard Guez and Patrick Chow, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 27, 2008, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.   To elect the Board of Directors' nominees as directors:

              Class I Director Nominees:      Patrick Chow      Stephane Farouze
                                              Milton Koffman    Mitchell Simbal

              Class II Director Nominees:     Gerard Guez       Todd Kay
                                              Simon Mani        Joseph Mizrachi

                  |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

                  |_|      WITHHELD for all nominees listed above

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

              ------------------------------------------------------------------

              The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2.   To ratify the  appointment  of Singer Lewak  Greenbaum & Goldstein
              LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

                 |_| FOR              |_| AGAINST             |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 23, 2008, relating to the Annual Meeting.

                                    Dated:___________________________, 2008

                                    Signature:_____________________________

                                    Signature:_____________________________
                                    Signature(s) of Shareholder(s)
                                    (See Instructions Below)

                                    The  Signature(s)  hereon should  correspond
                                    exactly    with   the    name(s)    of   the
                                    Shareholder(s)   appearing   on  the   Share
                                    Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

           |_| Please indicate by checking this box if you anticipate
                         attending the Annual Meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE